First Horizon Corporation Reports Third Quarter Net Income Available to Common Shareholders of $224 Million,
or EPS of $0.41; $275 Million, or $0.50, on an Adjusted basis*

ROTCE of 15.0% and Adjusted ROTCE of 18.4% with tangible book value per share of $10.88*

MEMPHIS, TN (October 20, 2021) – First Horizon Corporation (NYSE: FHN or “First Horizon”) today reported third quarter 2021 net income available to common shareholders ("NIAC") of $224 million, or earnings per share of $0.41, compared with second quarter 2021 NIAC of $295 million, or earnings per share of $0.53.

Third quarter 2021 results were reduced by a net $51 million after-tax, or $0.09 per share, of notable items tied to the IBERIABANK Corporation Merger ("IBKC Merger") and early retirement of certain trust preferred securities compared with a net $26 million after-tax reduction, or $0.05 per share, in second quarter 2021. Excluding notable items, adjusted third quarter 2021 NIAC of $275 million, or $0.50 per share, decreased from $321 million, or $0.58 per share in second quarter. The decrease was led by a $0.04 per share reduction tied to lower provision credit.

“Our results this quarter reflect the emerging benefits of the power of the combined organization,” said President and Chief Executive Officer Bryan Jordan. “Operating in high growth markets with an attractive base of specialty businesses positions us well to deliver more resilient results through a range of cycles. We delivered EPS of $0.50 and ROTCE of over 18% on an adjusted basis despite the challenging interest rate environment. Core net interest income was up 1% as we delivered loan growth of 1% before the impact of the PPP portfolio and continued to drive down our funding costs. Additionally as markets reopened during the quarter, we saw growth in more traditional banking fee income businesses including wealth and deposit products.”

“We also continued to focus on reallocating capital and investments toward higher growth, higher return opportunities across the franchise, said Jordan. “I am inspired by our associates whose shared passion for building relationships and strengthening the communities we serve helps position us to deliver top-quartile returns in the future.”

Notable Items

Notable Items
Quarterly, Unaudited ($s in millions, except per share data)	3Q21	2Q21	3Q20
Summary of Notable Items:
Merger/acquisition-related items:
Purchase accounting gain (other noninterest income)*	$—	$(2)	$532
Branch sale gain (other noninterest income)	2	—	—
Merger/acquisition expense	(46)	(32)	(101)
Non-PCD provision expense	—	—	(147)
Total Net Merger/acquisition- related items:	(45)	(34)	284
Other notable items:
Gain/(loss) on TruPS redemption	(23)	—	—
Charitable contributions	—	—	(15)
Total net other notable items:	(23)	—	(15)
Total Notable items (pre-tax)	$(68)	$(34)	$269
Total Notable items (after-tax)	(51)	(26)	331
EPS impact of notable items	$(0.09)	$(0.05)	$0.60
Numbers may not foot due to rounding
*' Purchase accounting gain is non-taxable income
Third quarter 2021 GAAP results were reduced by a net $51 million after-tax impact, or $0.09 per share, of notable items compared with a net $26 million impact, or $0.05 per share, in second quarter 2021.
Third quarter net notable items were tied to:
•$45 million of net IBKC merger-related items.
•$23 million loss on retirement of legacy IBKC trust preferred securities included in other noninterest income.

*ROTCE, PPNR, Core net interest income (NII), tangible book value per share, loans and leases excluding PPP, and "Adjusted" results are Non-GAAP Financial Measures; NII, Total Revenue, NIM and PPNR are presented on a fully taxable equivalent basis; References to loans include leases and EPS are based on diluted shares; Capital ratios are preliminary. See page 6 for information on our use of Non-GAAP measures and their reconciliation to GAAP beginning on page 21.

Third Quarter 2021 Highlights*
•Total revenue of $738 million decreased $43 million from second quarter 2021 levels driven by a net $19 million decrease tied to notable items. Adjusted revenue of $763 million decreased $24 million largely reflecting expected reductions in other noninterest income, fixed income and mortgage banking fees.
•Net interest income of $492 million declined $5 million, or 1% from second quarter 2021 levels driven by a $9 million reduction in net merger-related and PPP loan portfolio benefits. Core net interest income increased 1% from 2% growth in commercial loans excluding PPP and lower deposit costs.
•Noninterest expense of $526 million increased $29 million from second quarter 2021 driven by a $14 million increase in notable items. Adjusted noninterest expense of $480 million increased $15 million from second quarter 2021 largely on strategic investments and costs tied to markets reopening.
•Provision for credit losses was a benefit of $85 million compared with a benefit of $115 million, largely reflecting further improvement in the macroeconomic outlook and positive loan portfolio credit grade migration.
•Average interest earning assets of $81.8 billion increased $791 million, or 1%, from second quarter 2021 largely as a $2.0 billion increase in excess cash was partially offset by a $1.3 billion decrease in average loans driven by a $1.8 billion decrease in PPP loans.
•Average loans before the impact of PPP increased $519 million, or 1%, as a $691 million increase in commercial was partially offset by a $172 million decrease in consumer.
•Average deposits of $73.7 billion increased $575 million, or 1%, from second quarter 2021 as a $1.1 billion increase in noninterest-bearing deposits was partially offset by a $506 million decrease in interest-bearing deposits. Interest-bearing deposit costs of 0.17% improved 3 basis points from second quarter 2021.
•Allowance for credit losses to loans ratio of 1.45% decreased from 1.57% at June 30, 2021; the allowance for loan losses to nonperforming loans ratio of 211% decreased from 237% at June 30, 2021.
•Net charge-offs of 0.02% in third quarter 2021 compared with net recoveries of 0.07% reflecting an unusual level of recoveries in second quarter 2021; nonperforming loans of $347 million increased 1% from $344 million and the nonperforming loan ratio of 0.63% increased from 0.61% as of June 30, 2021.
•Tangible book value per share of $10.88 at September 30, 2021 increased 1% from $10.74 at June 30, 2021 as net income was partially offset by the impact of capital return.
•ROCE of 11.4%; ROTCE of 15.0%; Adjusted ROTCE of 18.4%; CET 1 ratio of 10.1%; and total capital ratio of 12.6%.
•Returned $224 million of capital to common shareholders including share repurchases and dividends.
•Share repurchases of 9 million shares of common stock during the quarter with a weighted average price of $15.82.
Strategic Update
•Expect to fully integrate systems in February 2022 given Hurricane Ida impact.
•On track to deliver ~$200 million of targeted annualized net cost saves by 4Q22.
•Achieved $96 million of annualized net cost saves year-to-date.
•Committed to delivering additional efficiencies in 2022.
COVID-19 Update
•~$4 billion Paycheck Protection Program (PPP) loans forgiven year-to-date; Period-end PPP loan balance of $2 billion.
•Loans on deferral represented 0.3% of total loans excluding PPP as of September 30, 2021, down from June 30, 2021 levels of 0.7%.

SUMMARY RESULTS
Quarterly, Unaudited

				3Q21 Change vs.
($s in millions, except per share and balance sheet data)	3Q21	2Q21	3Q20	2Q21			3Q20
				$/bp		%	$/bp		%
Income Statement
Interest income - taxable equivalent[1]	$536	$545	$601	$(9)		(2)	$(65)		(11)
Interest expense- taxable equivalent[1]	41	45	66	(4)		(9)	(25)		(38)
Net interest income- taxable equivalent	495	500	535	(5)		(1)	(40)		(7)
Less: Taxable-equivalent adjustment	3	3	3	—		—	—		—
Net interest income	492	$497	$532	$(5)		(1)	(40)		(8)
Noninterest income	247	285	823	(38)		(13)	(576)		(70)
Total revenue	738	781	1,355	(43)		(6)	(617)		(46)
Noninterest expense	526	497	587	29		6	(61)		(10)
Pre-provision net revenue[4]	213	284	768	(71)		(25)	(555)		(72)
Provision for credit losses[5]	(85)	(115)	227	30		26	(312)		(137)
Income before income taxes	298	399	541	(101)		(25)	(243)		(45)
Provision for income taxes	63	88	2	(25)		(28)	61		NM
Net income	235	311	539	(76)		(24)	(304)		(56)
Net income attributable to noncontrolling interest	3	3	3	—		—	—		1
Net income attributable to controlling interest	232	308	536	(76)		(25)	(304)		(57)
Preferred stock dividends	8	13	13	(5)		(38)	(5)		(37)
Net income available to common shareholders	$224	$295	$523	$(71)		(24)	$(299)		(57)

Adjusted net income[5]	$286	$337	$208	$(51)		(15)	$78		38
Adjusted net income available to common shareholders[5]	$275	$321	$193	$(46)		(14)	$82		42
Common stock information
EPS	$0.41	$0.53	$0.95	$(0.12)		(23)	$(0.54)		(57)
Adjusted EPS[5]	$0.50	$0.58	$0.35	$(0.08)		(14)	$0.15		43
Diluted shares	550	556	551	(6)		(1)	(1)		—
Key performance metrics
Net interest margin	2.40%	2.47%	2.84%	(7)	bp		(44)	bp
Efficiency ratio	71.21	63.67	43.31	754			2,790
Adjusted efficiency ratio[6]	62.87	59.17	57.06	370			581
Effective income tax rate	21.13	22.03	0.41	(90)			2,072
Return on average assets	1.05	1.42	2.63	(37)			(158)
Adjusted return on average assets[6]	1.28	1.54	1.01	(26)			27
Return on average common equity (“ROCE")	11.4	15.5	28.5	(402)			(1,706)
Return on average tangible common equity (“ROTCE”)[6]	15.0	20.4	37.8	(541)			(2,280)
Adjusted ROTCE[6]	18.4	22.2	13.9	(382)			446
Noninterest income as a % of total revenue	33.39	36.43	60.72	(304)			(2,733)
Adjusted noninterest income as a % of total revenue[6]	35.14%	36.49%	35.20%	(135)	bp		(6)	bp
Balance Sheet (billions)
Average loans	$55.5	$56.8	$60.1	$(1.3)		(2)	$(4.6)		(8)
Average deposits	73.7	73.2	67.1	0.6		1	6.6		10
Average assets	88.4	87.6	81.7	0.8		1	6.7		8
Average common equity	$7.8	$7.7	$7.3	$0.1		1	$0.5		6
Asset Quality Highlights
Allowance for credit losses to loans and leases	1.45%	1.57%	1.80%	(12)	bp		(36)	bp
Net charge-off ratio	0.02	(0.07)	0.44	8			(42)
Nonperforming loan and leases ratio	0.63%	0.61%	0.75%	2	bp		(12)	bp
Capital Ratio Highlights (current quarter is an estimate)
Common Equity Tier 1	10.1%	10.3%	9.2%	(20)	bp		87	bp
Tier 1	11.2	11.4	10.3	(22)			97
Total Capital	12.6	13.1	12.1	(52)			57
Tier 1 leverage	8.1%	8.2%	8.3%	(10)	bp		(12)	bp
Numbers may not foot due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Third Quarter 2021 versus Second Quarter 2021
Net interest income
Net interest income of $492 million decreased $5 million from second quarter 2021 driven by a $9 million reduction in net merger-related and PPP benefits. Core net interest income of $454 million was up $4 million driven by the benefit of lower deposit costs, day count, commercial loan growth excluding PPP and higher investment portfolio income. Net interest margin of 2.40% decreased 7 basis points from second quarter 2021 largely as the impact of higher excess cash, tighter loan spreads and lower interest recoveries on nonperforming loans more than offset the benefit of lower deposit costs.

Noninterest income
Noninterest income of $247 million decreased $38 million driven by a net $19 million reduction tied to notable items. Adjusted noninterest income of $268 million decreased $19 million as growth in wealth and service charges and fees was more than offset by expected declines in other noninterest income, fixed income and mortgage banking and title fees. Fixed income average daily revenue decreased modestly to $1.3 million from $1.4 million in second quarter 2021.

Noninterest expense
Noninterest expense of $526 million increased $29 million from second quarter 2021 driven by a net $14 million increase in notable items. Adjusted noninterest expense of $480 million increased $15 million from second quarter 2021 levels as a $4 million reduction in personnel expense was more than offset by growth in outside services and other noninterest expense driven by strategic investments, costs tied to markets reopening, and tax-credit related contributions. Results reflect $1 million benefit tied to incremental merger cost savings.

Loans and leases
Average loan and lease balances of $55.5 billion decreased $1.3 billion from second quarter 2021 driven by a $1.8 billion decrease in PPP loans. Loan trends excluding PPP increased $519 million, or 1% compared to the prior quarter, and 4% annualized, reflects a $691 million increase in commercial partially offset by a $172 million decrease in consumer. Commercial loan growth excluding PPP reflects a $287 million increase in loans to mortgage companies (LMC), a $490 million increase in other commercial and industrial (C&I) and partially offset by an $86 million decrease in commercial real estate. Period-end loans and leases of $55.4 billion were down $1.3 billion from second quarter 2021 driven by a $1.8 billion decrease in PPP loans. Before the impact of PPP, period-end loans increased $572 million, or 4% annualized, reflecting a $713 million increase in commercial and partially offset by a $141 million decrease in consumer. Period-end commercial loan growth excluding PPP was driven by growth in other C&I and loans to mortgage companies.

Deposits
Average deposits of $73.7 billion increased $575 million, or 1% from second quarter 2021 as a $1.1 billion increase in noninterest-bearing deposits was partially offset by a $506 million reduction in interest-bearing deposits. Period-end deposits of $74.3 billion increased $984 million from second quarter 2021 as a $1.5 billion increase in noninterest-bearing was partially offset by a $531 million decrease in interest-bearing deposits. Interest-bearing deposit costs of 17 basis points declined 3 basis points from second quarter 2021 levels reflecting continued discipline on deposit pricing.

Asset quality
Provision for credit losses benefit of $85 million compared to a benefit of $115 million in second quarter 2021, largely reflects improvement in the macroeconomic outlook and positive credit grade migration.

Net charge-offs of $3 million, or 2 basis points in 3Q21, compared to net recoveries of $10 million, or 7 basis points, in second quarter 2021 reflecting strong asset quality overall.

Nonperforming loans of $347 million increased $4 million from second quarter 2021 driven by an increase in the commercial, financial and industrial (C&I) portfolio. Third quarter 2021 allowance to nonperforming coverage ratio of 211% compared with 237% in second quarter 2021. Third quarter 2021 nonperforming loans to loans ratio of 63 basis points compared with 61 basis points in second quarter 2021.

The allowance for credit losses to loans ratio decreased to 1.45% from 1.57% in second quarter 2021 largely reflecting continued improvement in the macroeconomic outlook and asset quality.

Capital
CET1 ratio of 10.1% in third quarter 2021 decreased from 10.3% in second quarter 2021. The reduction was tied to return of capital through share repurchases and dividends, and loan growth and higher unfunded commitments.
First Horizon returned $224 million in capital to common stockholders during the quarter including $142 million, or 9.0 million shares, of common stock repurchases.

Income taxes
The third quarter 2021 effective tax rate of 21.1% decreased from second quarter 2021 rate of 22.0%. On an adjusted basis, the effective tax rate of 21.8% in third quarter 2021 decreased from 22.2% in second quarter 2021.

Conference call information
Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on October 20 by dialing 1-888-317-6003 (if calling from the U.S.) or 412-317-6061 (if calling from outside the U.S) and entering access code 3626320. The conference call will begin at 8:30 a.m. CT.

Participants can also opt to listen to the live audio webcast with the accompanying slide presentation at http://ir.fhnc.com/Event.

A replay of the call will be available beginning at noon CT on October 20 until midnight CT on November 3. To listen to the replay, dial 1-877-344-7529 (U.S. callers) or 412-317-0088 (international callers); the access code is 10159826. A replay of the webcast will also be available at http://ir.fhnc.com/Event and will be archived on the site for one year.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year.

FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures included in this report are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

The non-GAAP measures presented in this earnings release are fully taxable equivalent measures, core net interest income ("NII"), pre-provision net revenue ("PPNR"), loans and leases excluding paycheck protection program ('PPP"), return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value ("TBV") per common share, and various consolidated and segment results and performance measures and ratios adjusted for notable items.

Presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital ("CET1"), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items beginning on page 21.

CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

						3Q21 Change vs.
($s in millions, except per share data)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Interest income - taxable equivalent[1]	$536	$545	$555	$578	$601	$(9)	(2)%	$(65)	(11)%
Interest expense- taxable equivalent[1]	41	45	45	53	66	(4)	(9)	(25)	(38)
Net interest income- taxable equivalent	495	500	511	525	535	(5)	(1)	(40)	(7)
Less: Taxable-equivalent adjustment	3	3	3	3	3	—	—	—	—
Net interest income	492	497	508	522	532	(5)	(1)	(40)	(8)
Noninterest income:
Fixed income	96	102	126	104	111	(6)	(6)	(15)	(13)
Mortgage banking and title	34	38	53	57	66	(4)	(11)	(32)	(48)
Brokerage, trust, and insurance	37	35	33	31	30	2	6	7	24
Service charges and fees	56	54	53	53	50	2	4	6	11
Card and digital banking fees	21	21	17	18	17	—	—	4	27
Deferred compensation income	3	7	3	9	4	(4)	(57)	(1)	(22)
Other noninterest income[2]	(1)	27	15	16	546	(28)	(104)	(547)	(100)
Total noninterest income	247	285	298	288	823	(38)	(13)	(576)	(70)
Total revenue	738	781	806	810	1,355	(43)	(6)	(617)	(46)
Noninterest expense:
Personnel expense:
Salaries and benefits	191	191	196	200	201	—	—	(10)	(5)
Incentives and commissions	101	109	120	110	126	(8)	(7)	(25)	(20)
Deferred compensation expense	4	6	3	9	3	(2)	(33)	1	27
Total personnel expense	296	306	318	319	329	(10)	(3)	(33)	(10)
Occupancy and equipment[3]	75	75	76	76	77	—	—	(2)	(2)
Outside services	89	63	58	59	78	26	41	11	15
Amortization of intangible assets	14	14	14	15	15	—	—	(1)	(4)
Other noninterest expense	52	40	78	39	89	12	30	(37)	(41)
Total noninterest expense	526	497	544	508	587	29	6	(61)	(10)
Pre-provision net revenue[4]	213	284	262	302	768	(71)	(25)	(555)	(72)
Provision for credit losses[5]	(85)	(115)	(45)	1	227	30	26	(312)	(137)
Income before income taxes	298	399	307	301	541	(101)	(25)	(243)	(45)
Provision for income taxes	63	88	71	56	2	(25)	(28)	61	NM
Net income	235	311	235	245	539	(76)	(24)	(304)	(56)
Net income attributable to noncontrolling interest	3	3	3	3	3	—	—	—	1
Net income attributable to controlling interest	232	308	233	242	536	(76)	(25)	(304)	(57)
Preferred stock dividends	8	13	8	8	13	(5)	(38)	(5)	(37)
Net income available to common shareholders	$224	$295	$225	$234	$523	$(71)	(24)%	$(299)	(57)%
Common Share Data
EPS	$0.41	$0.54	$0.41	$0.42	$0.95	$(0.13)	(23)%	$(0.54)	(57)%
Basic shares	546	550	552	553	550	(4)	(1)	(4)	(1)
Diluted EPS	$0.41	$0.53	$0.40	$0.42	$0.95	$(0.12)	(23)	$(0.54)	(57)
Diluted shares	550	556	557	556	551	(6)	(1)%	(1)	—%

Effective tax rate	21.1%	22.0%	23.2%	18.7%	0.4%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

ADJUSTED[5] FINANCIAL DATA - SEE NOTABLE ITEMS ON PAGE 9
Quarterly, Unaudited

						3Q21 Change vs.
($s in millions, except per share data)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Net interest income (FTE)[1]	$495	$500	$511	$525	$535	$(5)	(1)%	$(40)	(7)%
Adjusted noninterest income:
Fixed income	96	102	126	104	111	(6)	(6)	(15)	(13)
Mortgage banking and title	34	38	53	57	66	(4)	(11)	(32)	(48)
Brokerage, trust, and insurance	37	35	33	31	30	2	6	7	23
Service charges and fees	56	54	53	53	50	2	4	6	12
Card and digital banking fees	21	21	17	18	17	—	—	4	24
Deferred compensation income	3	7	3	9	4	(4)	(57)	(1)	(22)
Adjusted other noninterest income	21	29	14	15	14	(8)	(28)	7	50
Adjusted total noninterest income	$268	$287	$297	$288	$291	$(19)	(7)%	$(23)	(8)%
Total revenue (FTE)[1]	$763	$787	$808	$813	$826	$(24)	(3)%	$(63)	(8)%

Adjusted noninterest expense:
Adjusted personnel expense:
Adjusted salaries and benefits	$191	$191	$195	$200	$200	$—	—%	$(9)	(5)%
Adjusted Incentives and commissions	92	93	99	89	91	(1)	(1)%	1	1
Deferred compensation expense	4	6	3	9	3	(2)	(33)%	1	33
Adjusted total personnel expense	286	290	297	298	294	(4)	(1)%	(8)	(3)
Adjusted occupancy and equipment[3]	74	75	72	74	73	(1)	(1)%	1	1
Adjusted outside services	65	56	54	52	46	9	16%	19	41
Adjusted amortization of intangible assets	13	13	13	14	14	—	—%	(1)	(7)
Adjusted other noninterest expense	42	31	28	35	45	11	35%	(3)	(7)
Adjusted total noninterest expense	$480	$465	$464	$474	$471	$15	3%	$9	2%

Adjusted pre-provision net revenue[4]	$284	$321	$343	$339	$355	$(37)	(12)%	$(71)	(20)%

Adjusted provision for credit losses[5]	$(85)	$(115)	$(45)	$1	$80	$30	26%	$(165)	NM

Adjusted net income available to common shareholders	$275	$321	$284	$255	$193	$(46)	(14)%	$82	42%

Adjusted Common Share Data
Adjusted diluted EPS	$0.50	$0.58	$0.51	$0.46	$0.35	$(0.08)	(14)%	$0.15	43%
Diluted shares	550	556	557	556	551	(6)	(1)%	(1)	—%

Adjusted effective tax rate	21.8%	22.2%	23.4%	20.7%	23.3%
Adjusted ROTCE	18.4%	22.2%	20.2%	18.2%	13.9%
Adjusted efficiency ratio	62.9%	59.2%	57.5%	58.3%	57.1%
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

NOTABLE ITEMS
Quarterly, Unaudited

(In millions)	3Q21	2Q21	1Q21	4Q20	3Q20
Summary of Notable Items:
Purchase accounting gain (other noninterest income)*	$—	$(2)	$1	$1	$532
Gain/(loss) on TRUPS redemption (other noninterest income)	(23)	—	—	—	—
Branch sale gain (other noninterest income)	2	—	—	—	—
Merger/acquisition expense**	(46)	(32)	(70)	(34)	(101)
Charitable contributions	—	—	—	—	(15)
Other notable expenses	—	—	(10)	—	—
Merger/acquisition non-PCD provision expense	—	—	—	—	(147)
Total notable items	$(68)	$(34)	$(79)	$(33)	$269
EPS impact of notable items	$(0.09)	$(0.05)	$(0.11)	$(0.04)	$0.60
Numbers may not foot due to rounding
*' Purchase accounting gain is non-taxable income.
** 3Q20 includes $20 million of charitable contributions to establish the First Horizon Louisiana Foundation.

IMPACT OF NOTABLE ITEMS:
Quarterly, Unaudited

(In millions)	3Q21	2Q21	1Q21	4Q20	3Q20
Impacts of Notable Items:
Noninterest income:
Other noninterest income	$22	$2	$(1)	$(1)	$(532)
Total noninterest income	$22	$2	$(1)	$(1)	$(532)

Noninterest expense:
Personnel expenses:
Salaries and benefits	$—	$—	$—	$—	$(1)
Incentives and commissions	(10)	(16)	(21)	(21)	(34)
Deferred compensation expense	—	—	—	—	—
Total personnel expenses	(10)	(16)	(21)	(21)	(35)
Occupancy and equipment[3]	(1)	—	(4)	(2)	(4)
Outside services	(24)	(6)	(4)	(7)	(32)
Amortization of intangible assets	(1)	(1)	(1)	(1)	(1)
Other noninterest expense	(10)	(9)	(50)	(4)	(44)
Total noninterest expense	$(46)	$(32)	$(80)	$(34)	$(116)

Provision for credit losses	$—	$—	$—	$—	$(147)

Income before income taxes	$68	$34	$79	$33	$(269)
Provision for income taxes	17	8	19	13	61
Net income/(loss) available to common shareholders	$51	$26	$60	$20	$(331)
Numbers may not foot due to rounding

FINANCIAL RATIOS
Quarterly, Unaudited
						3Q21 change vs.
	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21			3Q20
FINANCIAL RATIOS						$/bp		%	$/bp		%
Net interest margin	2.40%	2.47%	2.63%	2.71%	2.84%	(7)	bp		(44)	bp
Return on average assets	1.05%	1.42%	1.12%	1.16%	2.63%	(37)			(158)
Adjusted return on average assets[6]	1.28%	1.54%	1.40%	1.26%	1.01%	(26)			27
Return on average common equity (“ROCE”)	11.43%	15.45%	12.01%	12.53%	28.49%	(402)			(1,706)
Return on average tangible common equity (“ROTCE”)[6]	14.95%	20.36%	15.90%	16.73%	37.75%	(541)			(2,280)
Adjusted ROTCE[5]	18.36%	22.18%	20.15%	18.18%	13.90%	(382)			446
Noninterest income as a % of total revenue	33.39%	36.43%	37.00%	35.61%	60.72%	(304)			(2,733)
Adjusted noninterest income as a % of total revenue[6]	35.14%	36.49%	36.78%	35.42%	35.20%	(135)			(6)
Efficiency ratio	71.21%	63.67%	67.53%	62.71%	43.31%	754			2,790
Adjusted efficiency ratio[6]	62.87%	59.17%	57.49%	58.34%	57.06%	370			581

CAPITAL DATA
CET1 capital ratio*	10.1%	10.3%	10.0%	9.7%	9.2%	(20)	bp		87	bp
Tier 1 capital ratio*	11.2%	11.4%	11.0%	10.7%	10.3%	(22)	bp		97	bp
Total capital ratio*	12.6%	13.1%	12.8%	12.6%	12.1%	(52)	bp		57	bp
Tier 1 leverage ratio*	8.1%	8.2%	8.2%	8.2%	8.3%	(10)	bp		(12)	bp
Risk-weighted assets (“RWA”) (billions)	$63.0	$62.0	$62.3	$63.1	$64.5	$1		2%	$(1)		(2)%
Total equity to total assets	9.64%	9.74%	9.49%	9.86%	9.81%	(10)	bp		(17)	bp
Tangible common equity/tangible assets (“TCE/TA”)[6]	6.80%	6.87%	6.64%	6.89%	6.78%	(7)	bp		2	bp
Period-end shares outstanding (millions)	542	551	552	555	555	(9)		(2)	(13)		(2)%
Cash dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15	$—		—	$—		—
Book value per common share	$14.24	$14.07	$13.65	$13.59	$13.30	$0.17		1	$0.94		7%
Tangible book value per common share[6]	$10.88	$10.74	$10.30	$10.23	$9.92	$0.14		1%	$0.96		10%

SELECTED BALANCE SHEET DATA
Loans-to-deposit ratio (period-end balances)	74.65%	77.36%	80.09%	83.21%	87.28%	(271)	bp		(1,263)	bp
Loans-to-deposit ratio (average balances)	75.28%	77.68%	82.02%	85.90%	89.59%	(240)	bp		(1,431)	bp
Full-time equivalent associates	7,982	8,145	8,284	8,466	8,121	(163)		(2)%	(139)		(2)%
Certain previously reported amounts have been reclassified to agree with current presentation
*Current quarter is an estimate.
See footnote disclosures on page 20.

CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						3Q21 change vs.
(In millions)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$31,516	$32,528	$33,951	$33,103	$33,656	$(1,012)	(3)%	$(2,140)	(6)%
Commercial real estate	12,194	12,292	12,470	12,275	12,511	(98)	(1)	(317)	(3)
Total Commercial	43,710	44,820	46,421	45,379	46,167	(1,110)	(2)	(2,457)	(5)
Consumer real estate	10,787	10,864	11,053	11,725	12,328	(77)	(1)	(1,541)	(12)
Credit card and other[7]	938	1,002	1,126	1,128	1,212	(64)	(6)	(274)	(23)
Total Consumer	11,725	11,867	12,178	12,853	13,540	(141)	(1)	(1,815)	(13)
Loans and leases, net of unearned income	55,435	56,687	58,600	58,232	59,707	(1,251)	(2)	(4,271)	(7)
Loans held for sale	1,052	977	811	1,022	1,051	74	8	1	—
Investment securities	8,798	8,398	8,361	8,057	8,006	401	5	792	10
Trading securities	1,319	1,035	1,076	1,176	1,386	284	27	(67)	(5)
Interest-bearing deposits with banks	14,829	13,451	11,635	8,351	5,443	1,378	10	9,386	NM
Federal funds sold and securities purchased under agreements to resell	361	622	520	445	593	(261)	(42)	(233)	(39)
Total interest earning assets	81,794	81,170	81,004	77,284	76,186	624	1	5,608	7
Cash and due from banks	1,197	1,303	1,169	1,203	1,075	(106)	(8)	123	11
Goodwill and other intangible assets, net	1,822	1,836	1,850	1,864	1,876	(14)	(1)	(54)	(3)
Premises and equipment, net	692	714	719	759	756	(22)	(3)	(64)	(9)
Allowance for loan and lease losses	(734)	(815)	(914)	(963)	(988)	81	10	254	26
Other assets	3,766	3,700	3,685	4,063	4,125	66	2	(359)	(9)
Total assets	$88,537	$87,908	$87,513	$84,209	$83,030	$629	1%	$5,508	7%

Liabilities and Shareholders' Equity:
Deposits:
Savings	$27,425	$27,416	$27,023	$27,324	$26,573	$10	—%	$852	3%
Time deposits	3,920	4,304	4,653	5,070	5,526	(383)	(9)	(1,606)	(29)
Other interest-bearing deposits	15,571	15,728	16,444	15,415	14,925	(157)	(1)	646	4
Total interest-bearing deposits	46,916	47,447	48,120	47,810	47,025	(531)	(1)	(108)	—
Trading liabilities	315	531	454	353	477	(216)	(41)	(162)	(34)
Short-term borrowings	2,225	2,246	2,203	2,198	2,142	(21)	(1)	83	4
Term borrowings	1,584	1,672	1,671	1,670	2,162	(89)	(5)	(578)	(27)
Total interest-bearing liabilities	51,040	51,896	52,448	52,030	51,805	(857)	(2)	(766)	(1)
Noninterest-bearing deposits	27,348	25,833	25,046	22,173	21,384	1,515	6	5,964	28
Other liabilities	1,617	1,613	1,712	1,699	1,696	4	—	(79)	(5)
Total liabilities	80,005	79,343	79,206	75,903	74,885	662	1	5,119	7
Shareholders' Equity:
Preferred stock	520	520	470	470	470	—	—	50	11
Common stock	339	344	345	347	347	(5)	(2)	(8)	(2)
Capital surplus	4,866	4,997	5,036	5,073	5,061	(131)	(3)	(195)	(4)
Retained earnings	2,754	2,613	2,402	2,261	2,111	141	5	643	30
Accumulated other comprehensive loss, net	(241)	(203)	(242)	(140)	(140)	(38)	(19)	(100)	(71)
Combined shareholders' equity	8,237	8,270	8,012	8,012	7,849	(33)	—	389	5
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,533	8,566	8,307	8,307	8,144	(33)	—	389	5
Total liabilities and shareholders' equity	$88,537	$87,908	$87,513	$84,209	$83,030	$629	1%	$5,508	7%
Memo:
Total Deposits	$74,265	$73,281	$73,167	$69,982	$68,409	$984	1%	$5,856	9%
Unfunded Loan Commitments:
Commercial	$19,019	$18,035	$16,759	$17,201	$16,555	$984	5%	$2,464	15%
Consumer	$3,892	$4,031	$4,067	$4,086	$4,133	$(139)	(3)%	$(241)	(6)%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

						3Q21 change vs.
(In millions)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Assets:
Loans and leases:
Commercial, financial, and industrial (C&I)	$31,477	$32,540	$33,279	$34,196	$34,051	$(1,063)	(3)%	$(2,574)	(8)%
Commercial real estate	12,264	12,350	12,424	12,400	12,414	(86)	(1)	(150)	(1)
Total Commercial	43,741	44,890	45,703	46,596	46,465	(1,149)	(3)	(2,724)	(6)
Consumer real estate	10,819	10,926	11,400	12,030	12,444	(107)	(1)	(1,625)	(13)
Credit card and other[7]	948	1,013	1,119	1,194	1,209	(65)	(6)	(261)	(22)
Total Consumer	11,767	11,939	12,519	13,224	13,653	(172)	(1)	(1,886)	(14)
Loans and leases, net of unearned income	55,508	56,829	58,222	59,820	60,118	(1,320)	(2)	(4,609)	(8)
Loans held-for-sale	992	734	842	1,030	985	258	35	7	1
Investment securities	8,494	8,401	8,320	8,213	8,590	94	1	(96)	(1)
Trading securities	1,171	1,322	1,418	1,292	1,194	(151)	(11)	(23)	(2)
Interest-bearing deposits with banks	15,022	13,051	9,269	6,201	3,616	1,972	15	11,407	NM
Federal funds sold and securities purchased under agreements to resell	587	648	599	440	500	(61)	(9)	88	18
Total interest earning assets	81,775	80,984	78,670	76,995	75,002	791	1	6,773	9
Cash and due from banks	1,263	1,267	1,250	1,204	1,028	(4)	—	235	23
Goodwill and other intangibles assets, net	1,829	1,843	1,857	1,871	1,794	(14)	(1)	36	2
Premises and equipment, net	703	714	755	765	747	(11)	(2)	(44)	(6)
Allowances for loan and lease losses	(793)	(884)	(949)	(985)	(980)	90	10	186	19
Other assets	3,624	3,635	3,817	3,959	4,093	(11)	—	(469)	(11)
Total assets	$88,401	$87,559	$85,401	$83,809	$81,683	$842	1%	$6,717	8%

Liabilities and shareholders' equity:
Deposits:
Savings	$27,793	$27,238	$27,370	$27,090	$25,648	$555	2%	$2,145	8%
Time deposits	4,121	4,487	4,836	5,386	5,783	(366)	(8)	(1,661)	(29)
Other interest-bearing deposits	15,333	16,029	15,491	15,057	14,771	(696)	(4)	562	4
Total interest-bearing deposits	47,248	47,754	47,697	47,534	46,202	(506)	(1)	1,046	2
Trading liabilities	527	560	518	367	360	(33)	(6)	167	46
Short-term borrowings	2,452	2,248	2,280	2,113	2,469	205	9	(16)	(1)
Term borrowings	1,665	1,672	1,670	1,913	2,172	(7)	—	(507)	(23)
Total interest-bearing liabilities	51,892	52,233	52,164	51,926	51,202	(341)	(1)	689	1
Noninterest-bearing deposits	26,485	25,404	23,284	22,105	20,904	1,082	4	5,582	27
Other liabilities	1,447	1,463	1,603	1,568	1,505	(17)	(1)	(58)	(4)
Total liabilities	79,824	79,100	77,052	75,600	73,611	723	1	6,213	8
Shareholders' Equity:
Preferred stock	520	513	470	470	468	7	1	52	11
Common stock	342	345	346	347	345	(3)	(1)	(3)	(1)
Capital surplus	4,936	5,023	5,061	5,902	5,041	(87)	(2)	(105)	(2)
Retained earnings	2,673	2,499	2,336	1,346	2,025	174	7	648	32
Accumulated other comprehensive loss, net	(190)	(217)	(161)	(151)	(103)	27	12	(87)	(85)
Combined shareholders' equity	8,281	8,164	8,054	7,914	7,777	118	1	505	6
Noncontrolling interest	295	295	295	295	295	—	—	—	—
Total shareholders' equity	8,577	8,459	8,349	8,209	8,072	118	1	505	6
Total liabilities and shareholders' equity	$88,401	$87,559	$85,401	$83,809	$81,683	$842	1%	$6,717	8%
Memo:
Total Deposits	$73,733	$73,158	$70,981	$69,639	$67,106	$575	1%	$6,627	10%
Numbers may not foot due to rounding. See footnote disclosures on page 20.

CONSOLIDATED NET INTEREST INCOME AND AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited
											3Q21 change vs.
	3Q21		2Q21		1Q21		4Q20		3Q20		2Q21		3Q20
(In millions, except rates)	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense	Rate	Income/Expense		Income/Expense
											$	%	$	%
Interest earning assets/Interest income:
Loans and leases, net of unearned income:
Commercial	$372	3.37%	$380	3.39	$382	3.39	$406	3.46	$419	3.59	$(7)	(2)%	$(46)	(11)%
Consumer	112	3.81	118	3.99	127	4.13	129	3.89	141	4.11	(7)	(6)	(29)	(21)
Loans and leases, net of unearned income	484	3.46	498	3.52	510	3.55	535	3.56	560	3.70	(14)	(3)	(75)	(13)
Loans held-for-sale	8	3.25	7	3.94	7	3.16	8	3.22	8	3.36	1	11	—	1
Investment securities	31	1.48	29	1.39	28	1.41	27	1.29	25	1.21	2	8	6	24
Trading securities	6	2.07	7	2.03	7	2.03	7	2.05	6	2.08	(1)	(10)	—	1
Interest-bearing deposits with banks	6	0.16	3	0.10	2	0.10	2	0.10	1	0.09	3	90	5	NM
Federal funds sold and securities purchased under agreements	—	(0.03)	—	(0.06)	—	(0.12)	—	0.03	—	0.04	—	48	—	NM
Interest income	$536	2.60	$545	2.70	$555	2.86	$578	2.99	$601	3.19	$(9)	(2)%	$(65)	(11)%

Interest bearing liabilities/Interest expense:
Interest-bearing deposits:
Savings	$9	0.12	$11	0.16	$13	0.19	$18	0.27	$25	0.38	$(2)	(20)%	$(16)	(66)%
Time deposits	6	0.62	7	0.65	6	0.47	6	0.44	10	0.70	(1)	(11)	(4)	(35)
Other interest-bearing deposits	5	0.12	6	0.15	6	0.16	7	0.18	7	0.20	(1)	(20)	(2)	(33)
Total interest-bearing deposits	20	0.17	24	0.20	24	0.20	31	0.26	42	0.36	(4)	(17)	(22)	(53)
Trading liabilities	1	1.11	2	1.17	1	0.73	1	0.78	1	0.77	—	(10)	1	111
Short-term borrowings	1	0.24	1	0.22	1	0.21	1	0.23	1	0.20	—	19	—	48
Term borrowings	18	4.39	18	4.38	18	4.39	20	4.16	22	3.98	—	—	(4)	(17)
Interest expense	41	0.31	45	0.34	45	0.34	53	0.40	66	0.51	(4)	(9)	(25)	(38)
Net interest income - tax equivalent basis	495	2.29	500	2.36	511	2.52	525	2.59	535	2.68	(5)	(1)	(40)	(8)
Fully taxable equivalent adjustment	(3)	0.11	(3)	0.11	(3)	0.11	(3)	0.12	(3)	0.16	—	3	—	2
Net interest income	$492	2.40	$497	2.47	$508	2.63	$522	2.71	$532	2.84	$(5)	(1)%	$(40)	(8)%

Memo:
Total loan yield		3.46%		3.52%		3.55%		3.56%		3.70%
Total deposit cost		0.11%		0.13%		0.14%		0.18%		0.25%
Total funding cost		0.21%		0.23%		0.24%		0.28%		0.36%
Net interest income and yields are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
Earning assets yields are expressed net of unearned income.
Loan yields include loan fees, cash basis interest income, and loans on nonaccrual status.
Numbers may not foot due to rounding.
See footnote disclosures on page 20.

CONSOLIDATED NONPERFORMING LOANS AND LEASES ("NPL")
Quarterly, Unaudited

	As of					3Q21 change vs.
(In millions, except ratio data)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Nonperforming loans and leases
Commercial, financial, and industrial (C&I)	$144	$122	$144	$144	$213	$21	17%	$(69)	(32)%
Commercial real estate	58	70	67	58	51	(12)	(17)	7	14
Consumer real estate	143	149	180	182	180	(6)	(4)	(37)	(21)
Credit card and other	2	2	2	2	3	—	(13)	(1)	(28)
Total nonperforming loans and leases	$347	$344	$394	$386	$447	$4	1%	$(100)	(22)%

Asset Quality Ratio
Nonperforming loans and leases to loans and leases
Commercial, financial, and industrial (C&I)	0.46%	0.38%	0.42%	0.43%	0.63%
Commercial real estate	0.48	0.57	0.54	0.48	0.41
Consumer real estate	1.33	1.37	1.63	1.56	1.46
Credit card and other	0.22	0.24	0.22	0.18	0.24
Total nonperforming loans and leases to loans and leases	0.63%	0.61%	0.67%	0.66%	0.75%
Numbers may not foot due to rounding.

CONSOLIDATED LOANS AND LEASES 90 DAYS OR MORE PAST DUE AND ACCRUING
Quarterly, Unaudited

	As of					3Q21 change vs.
(In millions)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Loans and leases 90 days or more past due and accruing
Commercial, financial, and industrial (C&I)	$1	$1	$—	$—	$—	$—	(16)%	$1	NM
Commercial real estate	2	—	—	—	—	2	NM	2	NM
Consumer real estate	12	12	12	15	14	—	2	(2)	(12)
Credit card and other	2	1	—	1	1	1	53	1	77
Total loans and leases 90 days or more past due and accruing	$16	$14	$13	$16	$15	$2	15%	$2	11%
Numbers may not foot due to rounding.

CONSOLIDATED NET CHARGE-OFFS (RECOVERIES)
Quarterly, Unaudited

	As of					3Q21 change vs.
(In millions, except ratio data)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
Charge-off, Recoveries and Related Ratios						$	%	$	%
Gross Charge-offs
Commercial, financial, and industrial (C&I)	$12	$2	$15	$35	$69	$10	NM	$(58)	(83)%
Commercial real estate	2	—	3	—	4	2	NM	(1)	(32)
Consumer real estate	1	1	1	1	2	—	6	(1)	(60)
Credit card and other	5	3	3	4	4	1	42	1	29
Total gross charge-offs	$19	$6	$23	$40	$78	$13	NM	$(59)	(75)%
Gross Recoveries
Commercial, financial, and industrial (C&I)	$(7)	$(5)	$(6)	$(4)	$(3)	$(2)	(43)%	$(4)	(109)%
Commercial real estate	(2)	(1)	(2)	(1)	(2)	(1)	NM	—	7
Consumer real estate	(7)	(8)	(6)	(5)	(5)	1	11	(2)	(39)
Credit card and other	—	(2)	(1)	(1)	(1)	2	94	1	89
Total gross recoveries	$(16)	$(16)	$(15)	$(12)	$(12)	$(1)	(5)%	$(5)	(39)%
Net Charge-offs (Recoveries)
Commercial, financial, and industrial (C&I)	$5	$(3)	$10	$31	$66	$8	NM	$(61)	(93)%
Commercial real estate	—	(1)	2	(1)	1	1	NM	(1)	(74)
Consumer real estate	(7)	(8)	(5)	(4)	(3)	1	13	(3)	(91)
Credit card and other	4	1	2	2	3	3	NM	2	76
Total net charge-offs	$3	$(10)	$8	$29	$67	$13	130%	$(64)	(96)%

Annualized Net Charge-off (Recovery) Rates
Commercial, financial, and industrial (C&I)	0.06%	(0.04)%	0.12%	0.36%	0.77%
Commercial real estate	0.01	(0.02)	0.06	(0.02)	0.04
Consumer real estate	(0.24)	(0.28)	(0.18)	(0.12)	(0.11)
Credit card and other	1.86	0.51	0.65	0.68	0.83
Total loans and leases	0.02%	(0.07)%	0.06%	0.19%	0.44%
Numbers may not foot due to rounding.

CONSOLIDATED ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED COMMITMENTS
Quarterly, Unaudited

	As of					3Q21 Change vs.
(In millions)	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
Summary of Changes in the Components of the Allowance For Credit Losses						$	%	$	%
Allowance for loan and lease losses - beginning	$815	$914	$963	$988	$538	$(99)	(11)%	$277	52%
Acquired purchased credit deteriorated allowance for loan and lease losses:
Commercial, financial, and industrial (C&I)	—	—	—	—	138	—	NM	$(138)	(100)
Commercial real estate	—	—	—	—	100	—	NM	(100)	(100)
Consumer real estate	—	—	—	—	44	—	NM	(44)	(100)
Credit card and other	—	—	—	—	5	—	NM	(5)	(100)
Total acquired purchased credit deteriorated allowance for loan and lease losses	—	—	—	—	287	—	NM	(287)	(100)
Charge-offs:
Commercial, financial, and industrial (C&I)	(12)	(2)	(15)	(35)	(69)	(10)	NM	58	83
Commercial real estate	(2)	—	(3)	—	(4)	(2)	NM	1	32
Consumer real estate	(1)	(1)	(1)	(1)	(2)	—	(6)	1	60
Credit card and other	(5)	(3)	(3)	(4)	(4)	(1)	(42)	(1)	(29)
Total charge-offs	(19)	(6)	(23)	(40)	(78)	(13)	NM	59	75
Recoveries:
Commercial, financial, and industrial (C&I)	7	5	6	4	3	2	43	4	109
Commercial real estate	2	1	2	1	2	1	NM	—	(7)
Consumer real estate	7	8	6	5	5	(1)	(11)	2	39
Credit card and other	—	2	1	1	1	(2)	(94)	(1)	(89)
Total Recoveries	16	16	15	12	12	1	5	5	39
Provision for loan and lease losses:
Commercial, financial, and industrial (C&I)*	(5)	(60)	(1)	(5)	99	55	91	(104)	(105)
Commercial real estate*	(48)	(22)	(8)	34	52	(26)	(114)	(100)	NM
Consumer real estate*	(31)	(26)	(26)	(27)	74	(5)	(17)	(105)	(142)
Credit card and other*	6	—	(6)	3	5	6	NM	1	23
Total provision for loan and lease losses*:	(78)	(109)	(41)	4	230	31	28	(308)	(134)
Allowance for loan and lease losses - ending	$734	$815	$914	$963	$988	$(81)	(10)%	$(254)	(26)%

Reserve for unfunded commitments - beginning	$75	$81	$85	$89	$50	$(6)	(7)%	$24	48%
Cumulative effect of change in accounting principle	—	—	—	—	—	—	NM	—	NM
Acquired reserve for unfunded commitments	—	—	—	(1)	41	—	NM	(41)	(100)
Provision for unfunded commitments	(7)	(6)	(4)	(3)	(3)	(1)	(17)	(4)	(133)
Reserve for unfunded commitments - ending	$68	$75	$81	$85	$89	$(7)	(9)	$(21)	(24)
Total allowance for credit losses- ending	$802	$890	$995	$1,048	$1,077	$(88)	(10)%	$(275)	(26)%
Numbers may not foot due to rounding. * 3Q20 includes $30 million, $44 million, $70 million, and $3 million recognized within the C&I, Commercial real estate, Consumer real estate, and Credit card and other loan and leases portfolios, respectively, of provision expense associated with the recognition of Non-PCD provision related to mergers/acquisitions.

CONSOLIDATED ASSET QUALITY RATIOS - ALLOWANCE FOR LOAN AND LEASE LOSSES
Quarterly, Unaudited

	As of
	3Q21	2Q21	1Q21	4Q20	3Q20

Allowance for loans and lease losses to loans and leases
Commercial, financial, and industrial (C&I)	1.19%	1.18%	1.30%	1.37%	1.45%
Commercial real estate	1.33%	1.71%	1.86%	1.97%	1.66%
Consumer real estate	1.65%	1.87%	2.00%	2.07%	2.15%
Credit card and other	2.03%	1.71%	1.63%	2.34%	2.11%
Total allowance for loans and lease losses to loans and leases	1.32%	1.44%	1.56%	1.65%	1.65%
Allowance for loans and lease losses to nonperforming loans and leases
Commercial, financial, and industrial (C&I)	261%	314%	307%	315%	230%
Commercial real estate	278%	300%	345%	415%	407%
Consumer real estate	125%	136%	123%	133%	147%
Credit card and other	926%	725%	749%	1,313%	890%
Total allowance for loans and lease losses to nonperforming loans and leases	211%	237%	232%	249%	221%

REGIONAL BANKING
Quarterly, Unaudited

						3Q21 Change vs.
	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21			3Q20
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$444	$444	$426	$430	$448	$—		—%	$(4)		(1)%
Noninterest income	112	108	99	105	97	4		4	15		15%
Total revenue	556	552	525	535	545	4		1	11		2%
Noninterest expense	301	278	272	306	301	23		8	—		—%
Pre-provision net revenue[4]	255	274	254	229	245	(19)		(7)	10		4%
Provision for credit losses[5]	(52)	(89)	(32)	(2)	194	37		42	(246)		(127)%
Income before income tax expense	301	362	286	231	50	(61)		(17)	251		NM
Income tax expense	72	85	66	53	9	(13)		(15)	63		NM
Net income	$236	$277	$219	$178	$41	$(41)		(15)%	$195		NM

Average Balances (billions)
Total loans and leases	$38.4	$39.9	$40.1	$40.6	$41.6	$(1.5)		(4)%	$(3.2)		(8)%
Interest-earning assets	38.4	40.0	40.1	40.6	41.5	(1.6)		(4)	(3.1)		(7)
Total assets	40.7	42.2	42.4	43.0	43.7	(1.5)		(4)	(3.0)		(7)
Total deposits	65.4	64.9	62.1	60.8	59.3	0.5		1	6.1		10

Key Metrics
Net interest margin[8]	4.61%	4.48%	4.34%	4.24%	4.32%	13	bp		29	bp
Efficiency ratio	54.11%	50.44%	51.69%	57.24%	55.11%	367	bp		(100)	bp
Loans-to-deposits ratio (period-end balances)	57.26%	59.85%	62.45%	65.29%	68.07%	(259)	bp		(1,081)	bp
Loans-to-deposits ratio (average-end balances)	58.79%	61.51%	64.52%	66.84%	70.05%	(272)	bp		(1,126)	bp
Return on average assets (annualized)	2.30%	2.64%	2.10%	1.65%	0.37%	(34)	bp		193	bp
Return on allocated equity[9]	25.75%	30.43%	24.02%	17.98%	4.38%	(468)	bp		2,137	bp
Financial center locations	438	490	490	492	493	(52)		(11)%	(55)		(11)%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

SPECIALTY BANKING
Quarterly, Unaudited

						3Q21 Change vs.
	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21			3Q20
						$/bp		%	$/bp		%
Income Statement (millions)
Net interest income	$154	$153	$158	$173	$161	$1		1%	$(7)		(4)%
Noninterest income	141	150	185	167	181	(9)		(6)	(40)		(22)
Total revenue	295	302	343	339	342	(7)		(2)	(47)		(14)
Noninterest expense	141	146	154	135	138	(5)		(3)	3		2
Pre-provision net revenue[4]	154	156	189	205	204	(2)		(1)	(50)		(25)
Provision for credit losses[5]	(33)	(21)	(7)	11	34	(12)		(57)	(67)		NM
Income before income tax expense	187	177	196	194	170	10		6	17		10
Income tax expense	45	43	47	47	41	2		5	4		10
Net income	$142	$134	$149	$147	$129	$8		6%	$13		10%

Average Balances (billions)
Total loans and leases	$16.3	$16.0	$17.2	$18.2	$17.6	$0.3		2%	$(1.2)		(7)%
Interest-earning assets	19.2	18.8	20.2	21.1	20.3	0.4		2	(1.1)		(5)
Total assets	20.5	20.1	21.5	22.5	21.7	0.4		2	(1.2)		(6)
Total deposits	6.2	5.5	5.3	4.9	4.4	0.7		12	1.8		40

Key Metrics
Fixed income product average daily revenue (thousands)	$1,323	$1,425	$1,885	$1,505	$1,545	$(102)		(7)%	$(222)		(14)%
Net interest margin[8]	3.18%	3.26%	3.18%	3.26%	3.16%	(8)	bp		2	bp
Efficiency ratio	47.71%	48.32%	44.90%	39.72%	40.37%	(61)	bp		734	bp
Loans-to-deposits ratio (period-end balances)	274%	308%	318%	371%	405%	(3,343)	bp		(13,078)	bp
Loans-to-deposits ratio (average-end balances)	266%	293%	325%	375%	399%	(2,710)	bp		(13,340)	bp
Return on average assets (annualized)	2.75%	2.68%	2.80%	2.60%	2.36%	7	bp		39	bp
Return on allocated equity[9]	34.14%	31.87%	33.67%	32.30%	29.66%	227	bp		448	bp
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

CORPORATE
Quarterly, Unaudited

						3Q21 Change vs.
	3Q21	2Q21	1Q21	4Q20	3Q20	2Q21		3Q20
						$	%	$	%
Income Statement (millions)
Net interest income/(expense)	$(106)	$(100)	$(77)	$(81)	$(77)	$(6)	(6)%	$(29)	(38)%
Noninterest income[2]	(7)	27	13	17	545	(34)	(126)	(552)	(101)
Total revenues	(113)	(73)	(63)	(64)	468	(40)	(55)	(581)	(124)
Noninterest expense	84	73	118	67	148	11	15	(64)	(43)
Pre-provision net revenue[4]	(197)	(146)	(181)	(131)	319	(51)	(35)	(516)	NM
Provision for credit losses[5]	—	(6)	(6)	(7)	(1)	6	100	1	100
Income before income tax expense	(197)	(140)	(175)	(124)	321	(57)	(41)	(518)	NM
Income tax expense (benefit)	(54)	(40)	(42)	(44)	(48)	(14)	(35)	(6)	(13)
Net income/(loss)	$(143)	$(101)	$(133)	$(80)	$369	$(42)	(42)%	$(512)	(139)%

Average Balance Sheet (billions)
Interest bearing assets	$24.2	$22.2	$18.4	$15.3	$13.2	$1.9	9%	$10.9	83%
Total assets	27.2	25.3	21.5	18.3	16.3	1.9	8	10.9	67%
Numbers may not add to total due to rounding.
Certain previously reported amounts have been reclassified to agree with current presentation.
See footnote disclosures on page 20.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.

FOOTNOTES
1 Taxable equivalent interest income and interest expense are non-GAAP measures and reconcile to net interest income (GAAP) in the table.
2 3Q20 includes a $532 million purchase accounting gain from FHN's merger with IBERIABANK.
3 Occupancy and Equipment expense includes Computer Software Expense.
4 Pre-provision net revenue is a non-GAAP measure and is reconciled to income before income taxes (GAAP) in the table.
5 Beginning in 3Q20 FHN began recording credit expense on unfunded commitments as a component of provision for credit losses. Prior period amounts have been reclassified from other noninterest expense.
6 Represents a non-GAAP measure and is reconciled to the nearest GAAP measure in the non-GAAP to GAAP reconciliations beginning on page 21.
7 Credit card and other includes an insignificant amount of commercial credit card balances.
8 Net interest margin is computed using total NII adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable state taxes.
9 Segment equity is allocated based on an internal allocation methodology.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)	3Q21	2Q21	1Q21	4Q20	3Q20

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$8,533	$8,566	$8,307	$8,307	$8,144
Less: Noncontrolling interest (a)	295	295	295	295	295
Less: Preferred stock (a)	520	520	470	470	470
(B) Total common equity	$7,717	$7,750	$7,541	$7,541	$7,378
Less: Intangible assets (GAAP) (b)	1,822	1,836	1,850	1,864	1,876
(C) Tangible common equity (Non-GAAP)	$5,895	$5,914	$5,691	$5,677	$5,502

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$88,537	$87,908	$87,513	$84,209	$83,030
Less: Intangible assets (GAAP) (b)	1,822	1,836	1,850	1,864	1,876
(E) Tangible assets (Non-GAAP)	$86,715	$86,072	$85,663	$82,345	$81,154

Period-end Shares Outstanding
(F) Period-end shares outstanding	542	551	552	555	555

Ratios
(A)/(D) Total equity to total assets (GAAP)	9.64%	9.74%	9.49%	9.86%	9.81%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.80%	6.87%	6.64%	6.89%	6.78%
(B)/(F) Book value per common share (GAAP)	$14.24	$14.07	$13.65	$13.59	$13.30
(C)/(F) Tangible book value per common share (Non-GAAP)	$10.88	$10.74	$10.30	$10.23	$9.92
(a)     Included in Total equity on the Consolidated Balance Sheet.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited
	3Q21			2Q21			1Q21			4Q20			3Q20
($s in millions, except per share data)	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP	GAAP	Notable Items	Non-GAAP
Interest income - FTE	$533	$3	$536	$542	$3	$545	$552	$3	$555	$574	$3	$578	$598	$3	$601
Interest expense- FTE	41	—	41	45	—	45	45	—	45	53	—	53	66	—	66
Net interest income- FTE	492	3	495	497	3	500	508	3	511	522	3	525	532	3	535
Less: Taxable-equivalent adjustment	—	3	3	—	3	3	—	3	3	—	3	3	—	3	3
Net interest income	492	—	492	497	—	497	508	—	508	522	—	522	532	—	532
Noninterest income:
Fixed income	96	—	96	102	—	102	126	—	126	104	—	104	111	—	111
Mortgage banking and title	34	—	34	38	—	38	53	—	53	57	—	57	66	—	66
Brokerage, trust, and insurance	37	—	37	35	—	35	33	—	33	31	—	31	30	—	30
Service charges and fees	56	—	56	54	—	54	53	—	53	53	—	53	50	—	50
Card and digital banking fees	21	—	21	21	—	21	17	—	17	18	—	18	17	—	17
Deferred compensation income	3	—	3	7	—	7	3	—	3	9	—	9	4	—	4
Other noninterest income	(1)	22	21	27	2	29	15	(1)	14	16	(1)	15	546	(532)	14
Total noninterest income	247	22	268	285	2	287	298	(1)	297	288	(1)	288	823	(532)	291
Total revenue	738	22	760	781	2	784	806	(1)	805	810	(1)	810	1,355	(532)	823
Noninterest expense:
Personnel expense:
Salaries and benefits	191	—	191	191	—	191	196	—	195	200	—	200	201	(1)	200
Incentives and commissions	101	(10)	92	109	(16)	93	120	(21)	99	110	(21)	89	126	(34)	91
Deferred compensation expense	4	—	4	6	—	6	3	—	3	9	—	9	3	—	3
Total personnel expense	296	(10)	286	306	(16)	290	318	(21)	297	319	(21)	298	329	(35)	294
Occupancy and equipment	75	(1)	74	75	—	75	76	(4)	72	76	(2)	74	77	(4)	73
Outside services	89	(24)	65	63	(6)	56	58	(4)	54	59	(7)	52	78	(32)	46
Amortization of intangible assets	14	(1)	13	14	(1)	13	14	(1)	13	15	(1)	14	15	(1)	14
Other noninterest expense	52	(10)	42	40	(9)	31	78	(50)	28	39	(4)	35	89	(44)	45
Total noninterest expense	526	(46)	480	497	(32)	465	544	(80)	464	508	(34)	474	587	(116)	471
Pre-provision net revenue	213	68	281	284	34	318	262	79	340	302	33	335	768	(416)	352
Provision for credit losses	(85)	—	(85)	(115)	—	(115)	(45)	—	(45)	1	—	1	227	(147)	80
Income before income taxes	298	68	365	399	34	433	307	79	386	301	33	334	541	(269)	272
Provision for income taxes	63	17	80	88	8	96	71	19	90	56	13	69	2	61	63
Net income	235	51	286	311	26	337	235	60	295	245	20	265	539	(331)	208
Net income attributable to noncontrolling interest	3	—	3	3	—	3	3	—	3	3	—	3	3	—	3
Net income attributable to controlling interest	232	51	283	308	26	334	233	60	292	242	20	262	536	(331)	205
Preferred stock dividends	8	—	8	13	—	13	8	—	8	8	—	8	13	—	13
Net income available to common shareholders	$224	$51	$275	$295	$26	$321	$225	$60	$284	$234	$20	$255	$523	$(331)	$193
Common Stock Data
EPS	$0.41	$(0.09)	$0.50	$0.54	$(0.05)	$0.58	$0.41	$(0.11)	$0.51	$0.42	$(0.04)	$0.46	$0.95	$0.60	$0.35
Basic shares	546		546	550		550	552		552	553		553	550		550
Diluted EPS	$0.41	$(0.09)	$0.50	$0.53	$(0.05)	$0.58	$0.40	$(0.11)	$0.51	$0.42	$(0.04)	$0.46	$0.95	$0.60	$0.35
Diluted shares	550		550	556		556	557		557	556		556	551		551
Memo:
Total Revenue-FTE (Non-GAAP)	$738	$24	$763	$781	$5	$787	$806	$2	$808	$810	$2	$813	$1,355	$(529)	$826
PPNR-FTE (Non-GAAP)	$213	$71	$283	$284	$37	$321	$262	$82	$343	$302	$36	$339	$768	$(414)	$355
Amounts adjusted for notable items as detailed on page 9.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

($s in millions, except per share data)		3Q21	2Q21	1Q21	4Q20	3Q20

Adjusted Diluted EPS
Net income available to common shareholders ("NIAC") (GAAP)	a	$224	$295	$225	$234	$523
Plus Tax effected notable items (Non-GAAP) (a)		51	26	60	20	(331)
Adjusted net income available to common shareholders (Non-GAAP)	b	$275	$321	$284	$255	$193

Diluted Shares (GAAP)	c	550	556	557	556	551

Diluted EPS (GAAP)	a/c	$0.41	$0.53	$0.40	$0.42	$0.95
Adjusted diluted EPS (Non-GAAP)	b/c	$0.50	$0.58	$0.51	$0.46	$0.35

Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")
Net Income ("NI") (GAAP)		$235	$311	$235	$245	$539
Plus Tax effected notable items (Non-GAAP) (a)		51	26	60	20	(331)
Adjusted NI (Non-GAAP)		$286	$337	$295	$265	$208

NI (annualized) (GAAP)	d	$931	$1,247	$955	$974	$2,144
Adjusted NI (annualized) (Non-GAAP)	e	$1,133	$1,353	$1,198	$1,055	$829

Average assets (GAAP)	f	$88,401	$87,559	$85,401	$83,809	$81,683

ROA (GAAP)	d/f	1.05%	1.42%	1.12%	1.16%	2.63%
Adjusted ROA (Non-GAAP)	e/f	1.28%	1.54%	1.40%	1.26%	1.01%

Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE
Net income available to common shareholders ("NIAC") (GAAP)	g	$887	$1,182	$911	$933	$2,082
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$1,089	$1,288	$1,154	$1,013	$767

Average Common Equity (GAAP)	i	$7,761	$7,651	$7,583	$7,444	$7,309
Intangible Assets (GAAP) (b)		1,829	1,843	1,857	1,871	1,794
Average Tangible Common Equity (Non-GAAP)	j	$5,932	$5,808	$5,726	$5,573	$5,515

ROCE (GAAP)	g/i	11.43%	15.45%	12.01%	12.53%	28.49%
ROTCE (Non-GAAP)	g/j	14.95%	20.36%	15.90%	16.73%	37.75%
Adjusted ROTCE (Non-GAAP)	h/j	18.36%	22.18%	20.15%	18.18%	13.90%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)		3Q21	2Q21	1Q21	4Q20	3Q20

Adjusted Noninterest Income as a % of Total Revenue
Noninterest income (GAAP)	k	$247	$285	$298	$288	$823
Plus notable items (GAAP) (a)		22	2	(1)	(1)	(532)
Adjusted noninterest income (Non-GAAP)	l	$268	$287	$297	$288	$291

Revenue (GAAP)	m	$738	$781	$806	$810	$1,355
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		741	784	809	813	1,358
Plus notable items (GAAP) (a)		22	2	(1)	(1)	(532)
Adjusted revenue (Non-GAAP)	n	$763	$787	$808	$813	$826

Noninterest income as a % of total revenue (GAAP)	k/m	33.39%	36.43%	37.00%	35.61%	60.72%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	35.14%	36.49%	36.78%	35.42%	35.20%

Adjusted Efficiency Ratio
Noninterest expense (GAAP)	o	$526	$497	$544	$508	$587
Plus notable items (GAAP) (a)		(46)	(32)	(80)	(34)	(116)
Adjusted noninterest expense (Non-GAAP)	p	$480	$465	$464	$474	$471

Revenue (GAAP)	q	$738	$781	$806	$810	$1,355
Taxable-equivalent adjustment		3	3	3	3	3
Revenue- Taxable-equivalent (Non-GAAP)		741	784	809	813	1,358
Plus notable items (GAAP) (a)		22	2	(1)	(1)	(532)
Adjusted revenue (Non-GAAP)	r	$763	$787	$808	$813	$826

Efficiency ratio (GAAP)	o/q	71.21%	63.67%	67.53%	62.71%	43.31%
Adjusted efficiency ratio (Non-GAAP)	p/r	62.87%	59.17%	57.49%	58.34%	57.06%
(a) Amounts adjusted for notable items as detailed on page 9.
(b)     Includes goodwill and other intangible assets, net of amortization.
Numbers may not foot due to rounding.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(In millions)
		3Q21 vs 2Q21
NII/NIM Analysis	NII	%	NIM
3Q21 Reported (FTE)	$495		2.40%
Less: non-core items
PPP coupon income and fees	32		0.07
Time Deposit Amortization	0		—
Loan Accretion	20		0.10
IBKC Premium Amortization	(12)		(0.06)
3Q21 Core (Non-GAAP)	$454	1%	2.28%

2Q21 Reported (FTE)	$500		2.47%
Less: non-core items
PPP coupon income and fees	35		0.03
Time Deposit Amortization	1		—
Loan Accretion	25		0.14
IBKC Premium Amortization	(12)		(0.06)
2Q21 Core (Non-GAAP)	$450		2.36%
Numbers may not foot due to rounding.

	Period-end				Average
($s in millions)	3Q21	2Q21	3Q21 vs 2Q21		3Q21	2Q21	3Q21 vs 2Q21
Loans excluding LMC & PPP			$	%			$	%
Total Commercial excl. LMC & PPP	$36,553	$36,104	$449	1%	$36,196	$35,792	$404	1%
Total Consumer	11,726	11,867	(141)	(1)%	11,767	11,939	(172)	(1)%
Total Loans excl. LMC & PPP	48,279	47,971	308	1%	47,963	47,731	233	—%
PPP	2,017	3,840	(1,823)	(47)%	2,925	4,764	(1,839)	(39)%
LMC	5,139	4,876	263	5%	4,620	4,334	287	7%
Total Loans	$55,435	$56,687	$(1,252)	(2)%	$55,508	$56,829	$(1,321)	(2)%

Loans excluding PPP
Total Commercial excl. PPP	$41,693	$40,980	$713	2%	$40,816	$40,125	$691	2%
Total Consumer	11,726	11,867	(141)	(1)%	11,767	11,939	(172)	(1)%
Total Loans excl. PPP	$53,418	$52,847	572	1%	$52,583	$52,064	519	1%
PPP	2,017	3,840	(1,823)	(47)%	2,925	4,764	(1,839)	(39)%
Total Loans	$55,435	$56,687	$(1,252)	(2)%	$55,508	$56,829	(1,321)	(2)%
Numbers may not foot due to rounding.

GLOSSARY OF TERMS
Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Key Ratios
Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Noninterest Income as a Percentage of Total Revenue: Ratio is noninterest income to total revenue - taxable equivalent.

Efficiency Ratio: Ratio is noninterest expense to total revenue - taxable equivalent .

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios
Nonperforming loans and leases ("NPL") %: Ratio is nonaccruing loans and leases in the loan portfolio to total period-end loans and leases.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans and leases.

Allowance / loans and leases: Ratio is allowance for loan and lease losses to total period-end loans and leases.

Allowance / Nonperforming loans and leases: Ratio is allowance for loan and lease losses to nonperforming loans and leases in the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan and lease losses to annualized net charge-offs.

Operating Segments
Regional Banking segment: Offers financial products and services, including traditional lending and deposit taking, to consumer and commercial customers primarily in the southern and southeastern U.S. and other selected markets. Regional Banking also provides investment, wealth management, financial planning, trust and asset management services for consumer customers.

Specialty Banking segment: Consists of lines of business that deliver product offerings and services with specialized industry knowledge. Specialty Banking’s lines of business include asset-based lending, mortgage warehouse lending, commercial real estate, franchise finance, correspondent banking, equipment finance, mortgage, and title insurance. In addition to traditional lending and deposit taking, Specialty Banking also delivers treasury management solutions, loan syndications, international banking and SBA lending. Additionally, Specialty Banking has a line of business focused on fixed income securities sales, trading, underwriting, and strategies for institutional clients in the U.S. and abroad, as well as loan sales, portfolio advisory services, and derivative sales.

Corporate segment: Consists primarily of corporate support functions including risk management, audit, accounting, finance, executive office, and corporate communications. Shared support services such as human resources, properties, technology, credit risk and bank operations are allocated to the activities of Regional Banking, Specialty Banking, and Corporate. Additionally, the Corporate segment includes centralized management of capital and funding to support the business activities of the company including management of wholesale funding, liquidity, and capital management and allocation. Finally, the Corporate segment includes the revenue and expense associated with run-off businesses such as pre-2009 mortgage banking elements, run-off consumer and trust preferred loan portfolios, and other exited businesses.